Exhibit 99.1

News Media Contact:

DynaVox

Dave Colson

Communications Director

(412) 995-4090

Investor Contact:

ICR, LLC

Sherry Bertner

Managing Director

(646) 277-1247

DynaVox Reports Fourth Quarter and Fiscal Year 2012 Results

PITTSBURGH, PA – September 20, 2012 – DynaVox (NASDAQ: DVOX), the world’s leading provider of communication and education products for individuals with significant speech, language and learning disabilities, today announced results for the fourth quarter and fiscal year ended June 29, 2012.

For the fourth quarter ended June 29, 2012, net sales were $23.9 million, a decrease of 26%, compared to net sales of $32.3 million for the fourth quarter ended July 1, 2011. Sales of the Company’s speech generating devices decreased 22% to $20.9 million, and sales of its special education software declined 48% to $3.0 million from the prior year.

Gross profit for the fourth quarter of fiscal year 2012 declined 26% to $16.7 million, compared to $22.6 million in the fourth quarter of the prior year. The Company’s gross margin for the fourth quarter was essentially flat at 70.1%, compared to the prior year’s comparable quarter.

Operating expenses, excluding impairment charges, in the fourth quarter of fiscal year 2012 decreased 5% to $16.1 million, compared to $16.9 million in the prior year. Operating income, excluding impairment charges, in the fourth quarter totaled $0.6 million, a decrease of 89%, compared to $5.7 million in the fourth quarter of 2011.

GAAP net loss for the fourth quarter of fiscal year 2012 was $5.1 million, or $0.47 per share, compared to GAAP net income of $0.9 million, or $0.10 per share, a year ago. Adjusted pro forma loss, as defined below, was less than $0.1 million, or $0.00 per share, compared to adjusted pro forma net income of $3.6 million, or $0.12 per share, in the prior year.

Adjusted EBITDA, as defined below, declined 62% year-over-year in the fourth quarter of 2012 to $3.0 million from $8.1 million in the previous year.

“Macroeconomic factors, particularly as it relates to the education sector, continued to impact our operating environment during the fourth quarter, and both devices and educational software experienced substantial declines in sales. However, despite these challenging times, we remained focused on delivering positive operating cash flow through cost discipline,” said Michelle Heying Wilver, DynaVox’s Chief Executive Officer.

“We believe the budget challenges in schools and the regulatory uncertainty in the national health care arena will continue through fiscal 2013. We realize it is imperative that we look for new areas to drive top line growth in the most effective way possible, while adhering to strong operating discipline. We remain committed to investing in innovation, to further adjusting our strategies and to delivering value to our customers around the world.”

Fiscal Year 2012 Results

For the fiscal year ended June 29, 2012, net sales declined 10% to $97.3 million from $108.1 million in the same period last year.

Gross profit for fiscal year 2012 declined 8% to $69.8 million from $75.9 million a year ago. Gross margin expanded 150 basis points to 71.7%, compared 70.2% in fiscal year 2011. The gross margin improvement was attributable to product mix as well as cost reductions in materials, royalties and overhead.

Operating expenses, excluding impairment charges, for the full fiscal year 2012 decreased 6% to $60.4 million, compared to $64.4 million in the prior year. Operating income, excluding impairment charges, for fiscal year 2012 was $9.4 million, compared to $11.5 million in fiscal year 2011.

GAAP net loss for fiscal year 2012 was $18.5 million, or $1.76 per share, compared to GAAP net income of $1.2 million, or $0.13 per share, a year ago. Adjusted pro forma net income for fiscal year 2012 was $4.3 million, or $0.14 per share, compared to $5.8 million, or $0.19 per share, in the prior year.

Adjusted EBITDA for fiscal year 2012 was $16.8 million, a decline of 13% from $19.3 million in the same period last year.

Conference Call

The conference call is scheduled to begin at 4:30 p.m. EDT on September 20, 2012. The call will be broadcast live over the Internet, hosted at the Investor Relations section of DynaVox’s website at http://ir.dynavoxtech.com/index.cfm, and will be archived online through October 3, 2012. In addition, listeners may dial (877) 312-5529 in North America, and international listeners may dial (253) 237-1147. Participants from the Company will be Michelle Heying Wilver, Chief Executive Officer, and Ken Misch, Chief Financial Officer.

A telephonic playback will be available from 7:30 p.m. EDT, September 20, 2012 through October 3, 2012. To hear the playback participants may dial (855) 859-2056 and international listeners may dial (404) 537-3406. The conference ID number is 24515792.

Explanatory Note and Non-GAAP Financial Measures

DynaVox Inc. completed an initial public offering (IPO) on April 27, 2010. As a result of the IPO and certain other recapitalization transactions, DynaVox Inc. became the sole managing member of and has a controlling interest in DynaVox Systems Holdings LLC and its subsidiaries (“DynaVox Holdings”).

This release presents adjusted pro forma net income (loss), which as defined by the Company represents net income (loss) before non-controlling interest and impairment loss and after pro forma corporate income tax expense applied at an assumed 38.0% rate, which includes a provision for U.S. federal income taxes, assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction and assumes the full exchange of Holdings Units of DynaVox Holdings into Class A Common Stock. Adjusted pro forma net income (loss) per share consists of adjusted pro forma net income (loss) divided by the weighted-average number of the Company’s Class A Common Stock outstanding, assuming full exchange of Holdings Units of DynaVox Holdings into Class A Common Stock of DynaVox Inc. and giving effect to the dilutive impact, if any, of stock options and restricted stock awards. The Company believes that adjusted pro forma net income (loss), when presented together with the comparable measure presented in accordance with GAAP, is useful to investors to assist in their understanding of the effect of the Company’s organizational structure on its reported results and also in comparing the Company’s results across different periods.

This release also presents Adjusted EBITDA, as defined by the Company as the income (loss) before income taxes, interest income, interest expense, impairment loss, depreciation, amortization and other adjustments noted in the table below.

Adjusted EBITDA, adjusted pro forma net income (loss) and adjusted pro forma net income (loss) per share, however, do not represent and should not be considered as an alternative to net income (loss), net income (loss) per share or cash flow from operating activities, as determined in accordance with GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “projects”, “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under “Risk Factors” in our Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (SEC), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Annual Report on Form 10-K and other filings. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About DynaVox Inc.

DynaVox Inc. (NASDAQ: DVOX) is a publicly traded holding Company with its headquarters in Pittsburgh, Pennsylvania, whose primary operating entities are DynaVox Systems LLC and Mayer-Johnson LLC. DynaVox is the leading provider of speech generating devices and symbol-adapted special education software used to assist individuals in overcoming their speech, language and learning challenges. These solutions are designed to help individuals who have complex communication and learning needs participate in the home, classroom and community. Our mission is to enable our customers to realize their full communication and education potential by developing industry-leading devices, software and content and by providing the services to support them. We assist individuals, families, and professionals with an extensive field support organization, as well as centralized technical and reimbursement support. For more information, visit www.dynavoxtech.com.

DYNAVOX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011

NET SALES	$23,884	$32,340	$97,318	$108,103
COST OF SALES	7,148	9,704	27,563	32,251

GROSS PROFIT	16,736	22,636	69,755	75,852

OPERATING EXPENSES:
Selling and marketing	8,576	9,787	34,048	35,567
Research and development	1,875	2,652	7,126	9,888
General and administrative	5,594	4,366	18,816	18,480
Amortization of certain intangibles	75	111	405	445
Impairment loss	4,794	244	66,901	1,262

Total operating expenses	20,914	17,160	127,296	65,642

INCOME (LOSS) FROM OPERATIONS	(4,178)	5,476	(57,541)	10,210

OTHER INCOME (EXPENSE):
Interest income	6	6	28	36
Interest expense	(572)	(636)	(2,288)	(2,650)
Change in fair value and net loss on interest rate swap agreement	—	—	—	(81)
Other income (expense) — net	(107)	782	(134)	513

Total other income (expense) — net	(673)	152	(2,394)	(2,182)

INCOME (LOSS) BEFORE INCOME TAXES	(4,851)	5,628	(59,935)	8,028
INCOME TAX EXPENSE (BENEFIT)	3,009	1,027	(3,605)	1,361

NET INCOME (LOSS) ATTRIBUTABLE TO THE CONTROLLING AND NON-CONTROLLING INTERESTS	$(7,860)	$4,601	$(56,330)	$6,667

Less: net (income) loss attributable to the non-controlling interests	2,751	(3,671)	37,880	(5,438)

NET INCOME (LOSS) ATTRIBUTABLE TO DYNAVOX INC.	$(5,109)	$930	$(18,450)	$1,229

Weighted-average shares of Class A common stock outstanding:
Basic	10,914,780	9,378,297	10,494,500	9,375,824

Diluted	10,914,780	9,378,593	10,494,500	9,375,898

Net income (loss) available to Class A common stock per share:
Basic	$(0.47)	$0.10	$(1.76)	$0.13

Diluted	$(0.47)	$0.10	$(1.76)	$0.13

DYNAVOX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	June 29, 2012	July 1, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,944	$12,171
Trade receivables—net	14,864	18,676
Other receivables	253	318
Inventories—net	5,401	4,876
Prepaid expenses and other current assets	1,055	1,298
Deferred taxes	685	669

Total current assets	40,202	38,008

PROPERTY AND EQUIPMENT—Net	2,890	5,517
GOODWILL AND INTANGIBLES—Net	22,941	90,695
DEFERRED TAXES	48,709	40,677
OTHER ASSETS	1,499	2,253

TOTAL ASSETS	$116,241	$177,150

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade accounts payable	$4,900	$6,680
Other liabilities	9,688	9,459

Total current liabilities	14,588	16,139

LONG-TERM DEBT	31,200	36,200
OTHER LONG-TERM LIABILITIES	46,388	42,262

Total liabilities	92,176	94,601

STOCKHOLDERS’ EQUITY	24,065	82,549

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$116,241	$177,150

DYNAVOX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	$2,834	$8,177	$15,635	$11,829

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	(89)	(368)	(461)	(3,196)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash used in financing activities	(6,910)	(7,886)	(9,293)	(17,326)
EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(50)	2	(108)	87

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,215)	(75)	5,773	(8,606)
CASH AND CASH EQUIVALENTS:
Beginning of period	22,159	12,246	12,171	20,777

End of period	$17,944	$12,171	$17,944	$12,171

DYNAVOX INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(Unaudited)

(Dollars in thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011
Other Financial Data

Adjusted EBITDA (1)	$3,026	$8,058	$16,767	$19,273

(1)	Adjusted EBITDA represents income before income taxes, interest income, interest expense, impairment loss, depreciation and amortization and the other adjustments noted in the table below.

	Adjusted EBITDA Reconciliation
	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011
Income (loss) before income taxes	$(4,851)	$5,628	$(59,935)	$8,028
Depreciation	660	834	2,985	3,377
Amortization of certain intangibles	173	287	854	981
Interest income	(6)	(6)	(28)	(36)
Interest expense	572	636	2,288	2,650
Change in fair value and net loss on interest rate swap agreements	—	—	—	81
Other (income) expense, net (a)	100	(755)	65	(530)
Equity-based compensation	465	540	2,137	2,124
Employee severance and other costs	1,276	89	1,427	397
Acquisition costs (b)	—	116	—	277
Impairment loss	4,794	244	66,901	1,262
Other adjustments(c)	(157)	445	73	662

Adjusted EBITDA	$3,026	$8,058	$16,767	$19,273

(a)	Excludes realized foreign currency gains or losses.
(b)	Legal, accounting and other external costs related to the purchase of certain assets and liabilities of Blink-Twice Inc. and the purchase of Eye Response Technologies, Inc. including certain post-closing expenses which may be reimbursed to the Company at a later date under the terms of the applicable agreements.
(c)	Includes certain amounts related to other taxes.

DYNAVOX INC. AND SUBSIDIARIES

ADJUSTED PRO FORMA NET INCOME (LOSS)

(Unaudited)

(Dollars in thousands, except per share amounts)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011
Net income (loss) attributable to DynaVox Inc.	$(5,109)	$930	$(18,450)	$1,229

Adjustments:
Net income (loss) attributable to the non-controlling interest	(2,751)	3,671	(37,880)	5,438
Income tax benefit (expense)	3,031	(1,204)	(6,252)	(2,169)
Impairment loss	4,794	244	66,901	1,262

Total adjustments	5,074	2,711	22,769	4,531

Adjusted pro forma net income (loss)	$(35)	$3,641	$4,319	$5,760

Pro forma weighted-average shares outstanding—diluted	29,823,119	29,804,134	29,808,956	29,823,700

Adjusted pro forma net income (loss) per share—diluted	$(0.00)	$0.12	$0.14	$0.19

Adjusted pro forma net income (loss), as defined by DynaVox, represents net income (loss) before non-controlling interests and impairment loss and after proforma corporate income tax benefit (expense) applied at an assumed 38.0% rate, which includes a provision for U.S. federal income taxes, assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction and and assumes the full exchange of Holdings Units into Class A Common Stock as described below. Adjusted pro forma net income (loss) per share consists of adjusted pro forma net income (loss), divided by the weighted-average number of the Company’s Class A Common Stock outstanding, assuming full exchange of Holdings Units of DynaVox Holdings into Class A Common Stock of DynaVox Inc. and giving effect to the dilutive impact, if any, of stock options and restricted stock awards.

The table above provides a reconciliation of net income (loss) to adjusted pro forma net income (loss) and adjusted pro forma net income (loss) per share.

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